Exhibit 99.8

2005 NON-EMPLOYEE DIRECTOR DEFERRAL ELECTION FORM

First Name	Last Name

SSN

1.	DEFERRAL ELECTION

I hereby irrevocably elect to defer the payment of the following compensation for my services as a member of the Ingram Micro Inc. Board of Directors in 2005:

Cash Retainer: % of the annual cash retainer elected to be paid in four quarterly installments (not to exceed $67,000 or $82,000 for committee chairmen)

Meeting Fees: % of the $1,000 for each meeting I attend during 2005 of the Ingram Micro Inc. Board of Directors and its committees on which I serve.

2.	INITIAL INVESTMENT ELECTIONS: Choose among the following:

The elections must be in whole percentages and must be divisible by 5%. The total percentage must be 100%. You may obtain a fund prospectus for any of the funds by contacting Ingram Micro’s 401(k) Plan Administrator.*

I participated in the Supplemental Plan in 2004. Use my current investment elections for the 2005 Plan year. If you want to change your investment elections, you may do so at any time by contacting Putnam Investments*.

I am a new Supplemental Plan participant for 2005. Please invest my future contributions for the 2005 Plan year according to the following elections. The elections must be in whole percentages and must be divisible by 5%. The total percentage must be 100%. You may obtain a fund prospectus for any of the funds by contacting Putnam Investments*.

% — Putnam S&P 500 Index Fund	% — Putnam New Opportunities Fund	% — Putnam Asset Allocation — Conservative

% — Fidelity Spartan Int’l Index Fund	% — Artisan Mid Cap Fund	% — Putnam Asset Allocation — Balanced

% — Putnam Fund for Growth & Income	% — Putnam Stable Value Fund	% — Putnam Asset Allocation — Growth

% — Growth Fund of America	% — PIMCO Total Return Fund

% — Vanguard Small Cap Growth Fund	% — Artisan Small Cap Value Fund

Non-Employee Director’s Signature	Date

*To contact Ingram Micro’s 401(k) Plan Administrator, please call Putnam at (800) 685-6542 or log on to the world wide web at www.ibenefitcenter.com,

FOR BENEFITS DEPARTMENT USE ONLY

Effective Date: 1/1/2005	Date Received:	Benefits Dept. Representative: